General Steel to Present at Piper Jaffray & ChinaVenture Investment Conference
 on March 17, 2009

Beijing, China, March 12, 2009 -- General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced that Ms. Jing Ou-Yang, General Steel’s investor relations manager, will speak as part of a panel addressing the nature, implementation and impact of China’s stimulus plan at the Piper Jaffray & ChinaVenture Investment Conference in Shanghai, China on Tuesday, March 17, 2009. Details for the panel discussion are as follows:

Date: Tuesday, March 17, 2009
Time: 16:15 – 17:00 (local time)
Location: Grand Hyatt Shanghai, China

At the conference, Ms. Ou-Yang will also hold one-on-one meetings with investors to discuss the Company’s financial results and business strategy.

More information about the Piper Jaffray & ChinaVenture Investment Conference can be found at:
http://events.chinaventure.com.cn/sh2009_en/intro.html

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit to www.gshi-steel.com.

For investor and media inquiries, please contact:

In China:

Jing Ou-Yang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: justin.knapp@ogilvy.com

In the United States:

Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: jessica.cohen@ogilvypr.com